Exhibit 99

    CDI CORP. REPORTS SECOND QUARTER FINANCIAL RESULTS AND ANNOUNCES DIVIDEND

    PHILADELPHIA, Aug. 4 /PRNewswire-FirstCall/ -- CDI Corp. (NYSE: CDI) today reported earnings for the second quarter ended June 30, 2005 and announced a quarterly cash dividend.

    For the quarter ended June 30, 2005, the company reported net earnings of $4.0 million, or $0.20 per diluted share, on revenues of $286.4 million. The company also announced a quarterly dividend of $0.11 per share to be paid on September 1, 2005 to all shareholders of record as of August 18, 2005.

    "We saw continued solid revenue momentum in many of CDI's business sectors as revenues grew 7.7% sequentially and 8.1% on a year-over-basis," said President and Chief Executive Officer Roger H. Ballou. "Increases in capital spending by clients in our key vertical markets and continued robust hiring for both permanent and contingent staffing positions are driving this broad recovery.

    "Additionally, we saw continued benefits from our 2004 investments in sales-building capabilities with significant new account wins. We were also pleased with the sequential improvement in pre-tax earnings as we generated a low to mid-teen variable contribution margin on incremental revenue."

    Business Segment Discussion
    The Business Solutions segment reported solid sequential revenue growth of 5.4%. Revenue gains were driven by new account wins and ramp-up of existing accounts primarily in the Process & Industrial and IT Services verticals. Operating profits increased sequentially but were affected by spending associated with new project start-up activity which should produce profitable revenue growth in later quarters.

    AndersElite revenues grew sequentially by 11.7% as solid demand continued in the U.K. construction marketplace. Sequential operating profits more than doubled as earlier hiring and training investments in revenue-generating staff resulted in improved productivity.

    Todays Staffing second quarter revenues increased sequentially by 13.8%, driven by an up-tick in demand by current clients and success in new account sales both on a retail and national level. Sequential operating profits rebounded solidly as previous investments in hiring sales personnel began to bear fruit. However, operating profit margins remain below historic levels due to business mix changes.

    Management Recruiters International (MRI) second quarter revenues increased sequentially by 10.8%. Royalty trends remained strong with 13.3% sequential growth reflecting continued strength in mid-management hiring - particularly in the United States. Operating profits continued to be strong with sequential growth of 15.0%. On a year-over-year basis operating profits were essentially flat due to a pre-tax gain of $1.3 million realized from the sale of a company-owned office in the second quarter of 2004.

    Corporate Summary
    Corporate overhead costs were $4.0 million, slightly below the previous quarter reflecting lower Sarbanes-Oxley compliance costs partially offset by investments in the accounting and finance organization. On a year-over-year basis, corporate overhead costs have increased primarily due to increased Sarbanes-Oxley compliance costs which began to ramp-up in the second half of 2004.

    CDI ended the quarter with approximately $22.5 million in cash and cash equivalents compared to $26.4 million at the end of quarter one. The decline is primarily due to higher working capital requirements driven by substantially higher revenue run rates during the second quarter. Additionally, the decline in cash reflects start-up costs of new projects in our Business Solutions segment and higher seasonal tax payments made during the second quarter.

    "We expect to continue to generate sufficient cash in 2005 to support accelerating organic growth and anticipated capital spending," said Ballou. "We also have significant untapped debt capacity if necessary to fund potential acquisitions."

    Business Outlook
    "Looking ahead," said Ballou, "we anticipate sequential revenue growth in the third quarter reflecting continued strength in capital spending by key process and industrial clients, permanent placement demand for mid-management personnel, and increased staffing requisition activity in all levels of temporary hiring from office support help to technical and IT professionals.

    "We believe that the revenue momentum, combined with anticipated revenue from our pipeline of new account wins, could now translate into 7 to 9% revenue growth for the entire year. Our business model is sound and we should be able to generate low to mid-teen variable contribution margins on these incremental revenues."

    Financial Tables Follow

    Conference Call/Webcast
    CDI Corp. will conduct a conference call at 11 a.m. (EDT) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.cdicorp.com. An online replay will be available at http://www.cdicorp.com for 14 days after the call.

    Company Information
    CDI Corp. (NYSE: CDI) is a leading provider of engineering and information technology outsourcing solutions and professional staffing. Its operating units include CDI Business Solutions, CDI AndersElite Limited, Todays Staffing, Inc. and Management Recruiters International, Inc. Visit CDI at http://www.cdicorp.com.

    Safe Harbor Statement
    Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "could," "seeks," "approximately," "hopes," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Readers are urged to note the various risks and uncertainties described in our public filings. In particular, these risks and uncertainties include: competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry and changes in economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.

                           CDI CORP. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                                    Unaudited
                      (in thousands, except per share data)

                                                For the three months ended
                                       --------------------------------------------      For the six months ended
`                                                June 30,                                        June 30,
                                       ----------------------------     March 31,      ----------------------------
                                           2005            2004            2005            2005            2004
                                       ------------    ------------    ------------    ------------    ------------
                                                            As                                              As
                                                         Restated                                        Restated
                                                           (a)                                             (a)
Revenues                               $    286,411         264,839         265,919         552,330         520,826

Cost of services                            220,165         201,912         205,134         425,299         396,735

Gross profit                                 66,246          62,927          60,785         127,031         124,091

Operating and administrative
 expenses                                    59,980          57,371          57,665         117,645         111,485

Gain on sale of asset                             -          (1,295)           (420)           (420)         (1,295)

Operating profit                              6,266           6,851           3,540           9,806          13,901

Interest income, net and
 other                                          (99)           (136)           (147)           (246)           (404)

Earnings before income taxes                  6,365           6,987           3,687          10,052          14,305

Income tax expense                            2,367           2,214           1,373           3,740           4,813

Net earnings                           $      3,998           4,773           2,314           6,312           9,492

Diluted earnings per share:
Net earnings                           $       0.20            0.24            0.12            0.32            0.48

Diluted number of shares (000)               19,871          20,099          19,878          19,875          20,018

                                         June 30,      December 31,     March 31,        June 30,
                                           2005            2004            2005            2004
                                       ------------    ------------    ------------    ------------
                                                                                            As
                                                                                         Restated
                                                                                           (a)
Selected Balance Sheet Data:
Cash, cash equivalents
 and short-term
 investments                           $     22,455          32,716          26,439          79,112

Accounts receivable, net               $    213,477         192,145         208,795         201,812

Current assets                         $    249,626         242,628         251,185         298,756

Total assets                           $    363,312         359,019         366,196         410,952

Current liabilities                    $     88,192          83,623          92,004          93,935

Shareholders' equity                   $    268,394         267,190         266,708         309,411

                                                For the three months ended
                                       --------------------------------------------      For the six months ended
`                                                June 30,                                        June 30,
                                       ----------------------------     March 31,      ----------------------------
                                           2005            2004            2005            2005            2004
                                       ------------    ------------    ------------    ------------    ------------
Selected Cash
 Flow Data:
Depreciation
 expense                               $      2,526           2,414           2,537           5,063           4,839

Capital expenditures                   $      4,000           1,715           2,513           6,513           3,106

Dividends paid                         $      2,172           1,767           2,168           4,340           3,532

Free cash flow for
 the quarter ended
 June 30, 2005
 is shown below:

   Net cash flow
    provided by
    operating
    activities                         $      5,505
   Less: capital
    expenditures                             (4,000)
   Less: dividend
    paid                                     (2,172)
Free cash flow for
 the quarter ended
 June 30, 2005                         $       (667)

                                                For the three months ended
                                       --------------------------------------------      For the six months ended
`                                                June 30,                                        June 30,
                                       ----------------------------     March 31,      ----------------------------
                                           2005            2004            2005            2005            2004
                                       ------------    ------------    ------------    ------------    ------------
                                                            As                                              As
                                                         Restated                                        Restated
                                                           (a)                                             (a)
Selected Earnings and Other
 Financial Data:
Revenues                               $    286,411         264,839         265,919         552,330         520,826

Gross profit                           $     66,246          62,927          60,785         127,031         124,091

Gross profit margin                            23.1%           23.8%           22.9%           23.0%           23.8%

Operating and administrative
 expenses as a percentage of
 revenue                                       20.9%           21.7%           21.7%           21.3%           21.4%

Corporate expenses                     $      4,043           3,672           4,190           8,233           6,800
Corporate expenses as a
 percentage of revenue                          1.4%            1.4%            1.6%            1.5%            1.3%

Operating profit margin                         2.2%            2.6%            1.3%            1.8%            2.7%

Effective income tax rate                      37.2%           31.7%           37.2%           37.2%           33.6%

Pre-tax return on
 shareholders' equity - last
   twelve months (b)                            2.0%            9.2%            2.2%            N/A             N/A

                                                For the three months ended
                                       --------------------------------------------      For the six months ended
`                                                June 30,                                        June 30,
                                       ----------------------------     March 31,      ----------------------------
                                           2005            2004            2005            2005            2004
                                       ------------    ------------    ------------    ------------    ------------
                                                            As                                              As
                                                         Restated                                        Restated
                                                           (a)                                             (a)
Selected Segment Data:
   Business Solutions
Revenues                               $    186,508         179,634         176,997         363,505         352,086
Gross profit                                 34,636          35,424          32,445          67,081          69,214
Gross profit margin                            18.6%           19.7%           18.3%           18.5%           19.7%

Operating profit                              3,753           5,045           3,336           7,089          10,923
Operating profit margin                         2.0%            2.8%            1.9%            2.0%            3.1%

      AndersElite
Revenues                               $     46,695          40,387          41,810          88,505          79,902
Gross profit                                 11,687           9,926          10,542          22,229          19,763
Gross profit margin                            25.0%           24.6%           25.2%           25.1%           24.7%

Operating profit                              1,963             851             893           2,856           2,369
Operating profit margin                         4.2%            2.1%            2.1%            3.2%            3.0%

    Todays Staffing
Revenues                               $     37,795          31,223          33,207          71,002          61,123
Gross profit                                  9,421           8,241           8,345          17,766          16,227
Gross profit margin                            24.9%           26.4%           25.1%           25.0%           26.5%

Operating profit                                839             834            (184)            655           1,290
Operating profit margin                         2.2%            2.7%           (0.6)%           0.9%            2.1%

 Management Recruiters
     International
Revenues                               $     15,413          13,595          13,905          29,318          27,715
Gross profit                                 10,502           9,336           9,453          19,955          18,887
Gross profit margin                            68.1%           68.7%           68.0%           68.1%           68.1%

Operating profit (c)                          3,754           3,793           3,265           7,019           6,119
Operating profit margin                        24.4%           27.9%           23.5%           23.9%           22.1%

                                                For the three months ended
                                       --------------------------------------------      For the six months ended
`                                                June 30,                                        June 30,
                                       ----------------------------     March 31,      ----------------------------
                                           2005            2004            2005            2005            2004
                                       ------------    ------------    ------------    ------------    ------------
                                                            As                                              As
                                                         Restated                                        Restated
                                                           (a)                                             (a)
Business Solutions
 Revenue by
 Vertical:
CDI Information
 Technology Services                   $     65,536          73,112          63,783         129,319         142,375
CDI Process and
 Industrial                                  87,055          69,190          79,675         166,730         134,536
CDI Aerospace                                20,666          22,202          20,118          40,784          45,057
CDI Government
 Services                                    11,228          12,866          11,321          22,549          25,526
CDI Life Sciences                             2,023           2,264           2,100           4,123           4,592

Total Business
 Solutions Revenue                     $    186,508         179,634         176,997         363,505         352,086

(a) As disclosed previously in the company's Form 10-K for 2004, CDI restated its earnings for the first three quarters of 2004 for adjustments impacting its Business Solutions segment.

(b)  Current quarter combined with the three preceding quarters earnings or
     (loss) from operations before income taxes divided by the average shareholders' equity.

(c) The three and six months operating profits in 2004 include a $1.3 million gain from the sale of an MRI company-owned office.

SOURCE  CDI Corp.
    -0-                             08/04/2005
    /CONTACT: Vincent Webb, Vice President, Corporate Communications & Marketing, +1-215-636-1240, Vince.Webb@cdicorp.com; or John Fanelli, Vice President and Chief AccountingOfficer, +1-215-282-8180,
John.Fanelli@cdicorp.com, both of CDI Corp./
    /First Call Analyst: /
    /FCMN Contact: vince.webb@cdicorp.com /
    /Web site:  http://www.cdicorp.com